Exhibit 10.8

THIRD PARTY REPORT ON RESERVES

By GLJ Petroleum Consultants - (Independent Qualified Reserves Evaluator)

This report is provided to satisfy the requirements contained in Item 1202(a)(8) of U.S. Securities and Exchange Commission Regulation S-K.

The numbering of items below corresponds to the requirements set out in Item 1202(a)(8) of Regulation S-K. Terms to which a meaning is ascribed in Regulation S-K and Regulation S-X have the same meaning in this report.

i.
We have prepared an independent evaluation of the reserves of Cougar Oil and Gas Canada Inc. (the “Company“) for the management and the board of directors of the Company. The primary purpose of our evaluation report was to provide estimates of reserves information in support of the Company’s year-end reserves reporting requirements under US Securities Regulation S-K and for other internal business and financial needs of the Company.

ii.	We have evaluated the reserves of the Company as at December 31, 2010 The completion date of our report is March 8, 2011.

iii.	The following table sets forth the geographic area covered by our report, proved reserves estimated using constant prices and costs, and the proportion of the total company that we have evaluated.

			Company Net Proved Reserves
			Natural	Natural Gas	Oil	Proportion
Location of Reserves		Crude Oil	Gas	Liquids	Equivalent	of Oil Eq.
Country	Region	Mbbl	MMcf	Mbbl	Mbbl	Reserves
Canada	Alberta	372	0	0	372	100%
Total Company		372	0	0	372	100%

1 Oil equivalence factors: Crude Oil 1 bbl/bbl , Natural Gas 6 Mcf/bbl , NGL 1 bbl/bbl

iv.
As required under SEC Regulation S-K, reserves are those quantities of oil and gas that are estimated to be economically producible under existing economic conditions. As specified, in determining economic production, constant product reference prices have been based on a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the effective date of our report. In our economic analysis, operating and capital costs are those costs estimated as applicable at the effective date of our report, with no future escalation.  Where deemed  appropriate, the  capital  costs  and  revised  operating costs associated with the implementation of committed projects designed to modify specific field operations in the future may be included in economic projections.

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v.
Our report has been prepared assuming the continuation existing regulatory and fiscal conditions subject to the guidance in the COGE Handbook and SEC regulations. Notwithstanding that the Company currently has regulatory approval to produce the reserves identified in our report, there is no assurance that changes in regulation will not occur; such changes, which cannot reliably be predicted, could impact the Company’s ability to recovery the estimated reserves.

vi.
Oil and gas reserves estimates have an inherent degree of associated uncertainty the degree of which is affected by many factors. Reserves estimates will vary due to the limited and imprecise nature of data upon which the estimates of reserves are predicated. Moreover, the methods and data used in estimating reserves are often necessarily indirect or  analogical  in  character  rather  than  direct  or  deductive.  Furthermore, the  persons involved in the preparation of reserves estimates and associated information are required, in applying geosciences, petroleum engineering and evaluation principles, to make numerous unbiased judgments based upon their educational background, professional training, and professional experience. The extent and significance of the judgments to be made are, in themselves, sufficient to render reserves estimates inherently imprecise. Reserves estimates may change substantially as additional data becomes available and as economic conditions impacting oil and gas prices and costs change. Reserves estimates will also change over time due to other factors such as knowledge and technology, fiscal and economic conditions, contractual, statutory and regulatory provisions.

vii.
In our opinion, the reserves information evaluated by us have, in all material respects, been determined in accordance with all appropriate industry standards, methods and procedures applicable for the filing of reserves information under U.S. SEC Regulation S-K.

viii.	A summary of the Company reserves evaluated by us is provided in item iii. GLJ Petroleum Consultants Ltd.

    GLJ Petroleum Consultants Ltd.
Calgary, Alberta, Canada
March 8, 2011

  “Originally Signed by”
Bruce E. Madu
Manager, Engineering
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